 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 30, 2012

CHINA JO-JO DRUGSTORES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza Gongshu District, Hangzhou, Zhejiang Province People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+86 (571) 88077078

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director

Effective November 30, 2012, Mr. Marc Thomas Serrio resigned from the registrant’s board of directors (the “Board”) and from the Board’s audit committee.  Mr. Serrio’s decision to resign from his positions was not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Appointment of Director

Effective November 30, 2012, Ms. Zhimin Su was appointed to the Board and to its audit committee to fill the vacancies created by Mr. Serrio’s resignation.

Since December 2010, Ms. Su has been a senior investment manager with Go Capital Limited, a private equity investment firm in Shanghai, performing due diligence and risk evaluation of potential industry-specific investments.  From July 2009 to October 2010, Ms. Su was a senior analyst for Caitong Securities, a Chinese state-owned securities broker in Hangzhou, analyzing and researching companies in the tourism and media industries as well as the macro-economy and capital markets in the United States.  From August 2007 to December 2008, Ms. Su was a senior financial analyst with The Los Angeles Times, Inc., conducting forecasts and budget reviews, and preparing financial plans, analyses and recommendations for senior management.  None of these companies is related to or affiliated with the registrant.  Ms. Su holds a master’s degree in business administration from the University of Southern California, Marshall School of Business.  She is a graduate of the Central University of Finance and Economics in Beijing with a bachelor’s degree in economics.  The Board has determined that Ms. Su should serve as a director given her extensive financial and accounting experience, as well as her English and Chinese bilingual capabilities to facilitate the Board’s supervision of the management.  In addition, the Board has determined that Ms. Su satisfies the requirements of an “audit committee financial expert,” and has designated her chairperson of the audit committee in place of Mr. Serrio.

In connection with the foregoing appointment, the registrant and Ms. Su entered into a letter agreement dated as of November 30, 2012, pursuant to which Ms. Su will receive an annualized cash compensation of $13,000, payable in monthly installments on the end date of each month commencing on December 31, 2012.  Ms. Su is also entitled to be included as an insured under the registrant’s directors and officers insurance policy.  A copy of the foregoing agreement is included with this current report as Exhibit 99.1.

There are no transactions between the registrant and Ms. Su that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On November 30, 2012, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, and the information in Exhibit 99.2 is incorporated herein by reference.

The information in Item 8.01 in this current report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Letter Agreement between the registrant and Zhimin Su dated as of November 30, 2012
99.2	Press release dated November 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA JO-JO DRUGSTORES, INC.
Date:	November 30, 2012	(Registrant)

		By:	/s/ Ming Zhao
Ming Zhao
Chief Financial Officer